Auction Market Preferred Shares

NUMBER 1                                                   1,100 SHARES

                             MUNIYIELD FLORIDA FUND

ORGANIZED AS A BUSINESS TRUST UNDER                        SEE REVERSE FOR
THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS              CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY           CUSIP # 626297204

THIS CERTIFIES THAT

                    CEDE & CO.

IS THE OWNER OF ELEVEN HUNDRED (1,100)

FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION MARKET PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $.10 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

                             MUNIYIELD FLORIDA FUND

TRANSFERABLE ON THE BOOKS OF SAID TRUST IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE DECLARATION OF TRUST, DATED JANUARY 21, 1992 (A COPY OF WHICH HAS BEEN FILED WITH THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS), AND OF THE BY-LAWS OF THE TRUST AND OF ALL THE AMENDMENTS FROM TIME TO TIME MADE THERETO. THE DECLARATION OF TRUST PROVIDES THAT THE NAME MUNIYIELD FLORIDA FUND REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES AND NOT AS INDIVIDUALS OR PERSONALLY AND NO TRUSTEE, SHAREHOLDER, OFFICER, EMPLOYEE OR AGENT OF THE TRUST MAY BE HELD TO ANY PERSONAL LIABILITY, NOR MAY RESORT BE HAD TO THEIR PRIVATE PROPERTY FOR THE SATISFACTION OF ANY OBLIGATION OR CLAIM OTHERWISE IN CONNECTION WITH THE AFFAIRS OF THE TRUST BUT THE TRUST PROPERTY ONLY SHALL BE LIABLE.

IN WITNESS WHEREOF, MUNIYIELD FLORIDA FUND HAS CAUSED ITS SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated: April 10, 1992

Countersigned and Registered:

IBJ SCHRODER BANK & TRUST COMPANY               /s/ Kenneth A. Jacob
(New York)       Transfer Agent                 --------------------
                                                Vice President

By:                                             /s/ Mark B. Goldfus
    -------------                               --------------------
        Authorized Signature                    Secretary

THE TRANSFER OF THE AUCTION MARKET PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE TRUST'S CERTIFICATE OF DESIGNATION AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE TRUST WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE TRUST.

                             MUNIYIELD FLORIDA FUND

         A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class and series of shares of beneficial interest which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each class to the extent that they have been set, and the authority of the Trustees to set the relative rights and preferences of subsequent classes, will be furnished by the Trust to any shareholder, without charge, upon request to the Secretary of the Trust at its principal office.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                  UNIF GIFT MIN ACT--______ Custodian ______
TEN ENT--as tenants by the entireties                             (Cust)          (Minor)
JT TEN--as joint tenants with right            under Uniform Gifts to Minors Act _________
        of survivorship and not as tenants                                        (State)
        in common

     Additional abbreviations also may be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

Please insert social securities or other identifying number of assignee

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(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
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------------------------------------------------------------------------- shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

-------------------------------------------------------------------- Attorney to
transfer the said stock on the books of the within named Trust with full power of substitution in the premises.

Dated:________________________

                          ------------------------------------------------------
                  NOTICE: The Signature to this  assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.